Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Software Reports 2015 Fiscal Fourth Quarter and Year End Results

BEDFORD, MA, January 12, 2016 (BUSINESSWIRE) — Progress (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, today announced results for its fiscal fourth quarter and fiscal year ended November 30, 2015.

Revenue in the quarter was $112.7 million compared to $97.9 million in the same quarter last year, a year over year increase of 15% on an actual currency basis and 21% on a constant currency basis. On a non-GAAP basis, revenue was $115.4 million compared to $97.9 million in the same quarter last year, an increase of 18% on an actual currency basis and 24% on a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal fourth quarter of 2015:

•	Revenue was $112.7 million compared to $97.9 million in the same quarter in fiscal year 2014;

•	Income from operations was $20.1 million compared to $27.0 million in the same quarter last year;

•	Net loss was $9.5 million compared to net income of $14.5 million in the same quarter last year;

•	Diluted loss per share was $0.19 compared to diluted earnings per share of $0.28 in the same quarter last year; and

•	Cash from operations was $27.6 million compared to $39.2 million in the same quarter in fiscal year 2014.

On a non-GAAP basis in the fiscal fourth quarter of 2015:

•	Revenue was $115.4 million compared to $97.9 million in the same quarter last year;

•	Income from operations was $40.5 million compared to $38.0 million in the same quarter last year;

•	Operating margin was 35% compared to 39% in the same quarter last year;

•	Net income was $27.3 million compared to $24.1 million in the same quarter last year;

•	Diluted earnings per share was $0.53 compared to $0.47 in the same quarter last year; and

•	Adjusted free cash flow was $28.7 million compared to $38.3 million in the same quarter last year.

"In FY2015 we achieved revenue growth in every business segment" said Phil Pead, President and CEO of Progress. “In the fourth quarter, we achieved record bookings for our Telerik products, positioning us well for FY2016, and both OpenEdge and our data business showed solid growth."

Other fiscal fourth quarter 2015 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $241.3 million; and

•	DSO from continuing operations was 52 days, compared to 54 days in the fiscal third quarter of 2015 and 63 days in the fiscal fourth quarter of 2014.

Full Year Results

On a GAAP basis in the fiscal year 2015:

•	Revenue was $377.6 million compared to $332.5 million in fiscal year 2014;

•	Income from operations was $14.8 million compared to $80.7 million in the prior fiscal year;

•	Net loss was $8.8 million compared to net income of $49.5 million in the prior fiscal year;

•	Diluted loss per share was $0.17 compared to diluted earnings per share of $0.96 in the prior fiscal year; and

•	Cash from operations was $104.5 million compared to $107.7 million in the prior fiscal year.

On a non-GAAP basis in the fiscal year 2015:

•	Revenue was $412.4 million compared to $332.5 million in fiscal year 2014;

•	Income from operations was $120.4 million compared to $117.4 million in fiscal year 2014;

•	Operating margin was 29% compared to 35% in the prior fiscal year;

•	Net income was $80.6 million compared to $77.9 million in the prior fiscal year;

•	Diluted earnings per share was $1.58 compared to $1.51 in the prior fiscal year; and

•	Adjusted free cash flow was $102.0 million compared to $99.0 million in the prior fiscal year.

2016 Business Outlook

Progress's fiscal 2016 financial guidance is based on current exchange rates. The negative currency translation impact on Progress's fiscal year 2016 business outlook compared to 2015 exchange rates is approximately $7.0 million on non-GAAP revenue and $0.02 to $0.03 on non-GAAP earnings per share. The negative currency translation impact on Progress's fiscal Q1 2016 business outlook compared to 2015 exchange rates is approximately $3.0 million to $4.0 million on non-GAAP revenue and $0.01 to $0.02 on non-GAAP earnings per share. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress's business outlook.

Progress Software provides the following guidance for the fiscal year ending November 30, 2016:

•	Non-GAAP revenue is expected to be between $427 million and $433 million;

•	Non-GAAP earnings per share is expected to be between $1.59 and $1.65;

•	Non-GAAP operating margin is expected to be between 29% and 30%;

•	Adjusted free cash flow is expected to be between $97 million and $102 million; and

•	Non-GAAP effective tax rate is expected to be approximately 33%.

Progress Software provides the following guidance for the first fiscal quarter ending February 29, 2016:

•	Non-GAAP revenue is expected to be between $92 million and $94 million; and

•	Non-GAAP earnings per share is expected to be between $0.27 and $0.29.

Conference Call

The Progress quarterly investor conference call to review its fiscal fourth quarter of 2015 will be broadcast live at 5:00 p.m. ET on Tuesday, January 12, 2016 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-719-9799, pass code 242101. The conference call will include brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the continued slow economic recovery in Europe, parts of the U.S. and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We may make acquisitions in the future and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2014 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2015, May 31, 2015 and August 31, 2015. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2015	November 30, 2014	% Change	November 30, 2015	November 30, 2014	% Change
Revenue:
Software licenses	$44,457	$41,154	8%	$130,250	$117,801	11%
Maintenance and services	68,261	56,740	20%	247,304	214,732	15%
Total revenue	112,718	97,894	15%	377,554	332,533	14%
Costs of revenue:
Cost of software licenses	1,453	1,445	1%	5,979	6,396	(7)%
Cost of maintenance and services	9,758	8,574	14%	40,933	24,864	65%
Amortization of acquired intangibles	4,025	1,106	264%	16,830	2,999	461%
Total costs of revenue	15,236	11,125	37%	63,742	34,259	86%
Gross profit	97,482	86,769	12%	313,812	298,274	5%
Operating expenses:
Sales and marketing	32,259	30,085	7%	124,867	101,496	23%
Product development	21,391	13,397	60%	86,924	58,965	47%
General and administrative	15,229	13,056	17%	57,294	48,292	19%
Amortization of acquired intangibles	3,186	225	1,316%	12,745	653	1,852%
Restructuring expenses	4,274	265	1,513%	12,989	2,266	473%
Acquisition-related expenses	1,059	2,714	(61)%	4,239	5,862	(28)%
Total operating expenses	77,398	59,742	30%	299,058	217,534	37%
Income from operations	20,084	27,027	(26)%	14,754	80,740	(82)%
Other (expense) income, net	(1,142)	(357)	(220)%	(2,400)	(2,936)	(18)%
Income before income taxes	18,942	26,670	(29)%	12,354	77,804	(84)%
Provision for income taxes	28,412	12,207	133%	21,155	28,346	(25)%
Net (loss) income	$(9,470)	$14,463	(165)%	$(8,801)	$49,458	(118)%

Earnings per share:
Basic	$(0.19)	$0.29	(166)%	$(0.17)	$0.97	(118)%
Diluted	$(0.19)	$0.28	(168)%	$(0.17)	$0.96	(118)%
Weighted average shares outstanding:
Basic	50,435	50,432	—%	50,391	50,840	(1)%
Diluted	50,435	51,121	(1)%	50,391	51,466	(2)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	November 30, 2015	November 30, 2014
Assets
Current assets:
Cash, cash equivalents and short-term investments	$241,279	$283,268
Accounts receivable, net	66,459	68,311
Other current assets	15,671	24,028
Total current assets	323,409	375,607
Property and equipment, net	54,226	59,351
Goodwill and intangible assets, net	484,098	253,414
Other assets	15,390	14,384
Total assets	$877,123	$702,756
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$65,314	$60,746
Current portion of long-term debt	9,375	—
Short-term deferred revenue	125,227	92,557
Total current liabilities	199,916	153,303
Long-term deferred revenue	8,844	3,683
Long-term debt	135,000	—
Other long-term liabilities	10,899	2,525
Shareholders’ equity:
Common stock and additional paid-in capital	227,930	209,778
Retained earnings	294,534	333,467
Total shareholders’ equity	522,464	543,245
Total liabilities and shareholders’ equity	$877,123	$702,756

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2015	November 30, 2014	November 30, 2015	November 30, 2014
Cash flows from operating activities:
Net income	$(9,470)	$14,464	$(8,801)	$49,458
Depreciation and amortization	10,069	4,311	41,680	15,296
Stock-based compensation	5,192	6,679	24,004	24,873
Net gains on sales of dispositions	—	—	—	—
Other non-cash adjustments	21,776	15,131	2,000	17,363
Changes in operating assets and liabilities	(10)	(1,360)	45,657	704
Net cash flows from operating activities	27,557	39,225	104,540	107,694
Capital expenditures	(1,126)	(1,610)	(8,845)	(11,801)
Proceeds from the issuance of debt, net of payments of principle and debt issuance costs	—	—	142,588	—
Issuances of common stock, net of repurchases	2,610	5,774	(19,799)	(36,116)
Payments for acquisitions, net of cash acquired	—	(12,000)	(246,275)	(24,493)
Proceeds from divestitures, net	—	—	4,500	3,300
Other	(6,066)	(9,413)	(18,698)	13,244
Net change in cash, cash equivalents and short-term investments	22,975	21,976	(41,989)	51,828
Cash, cash equivalents and short-term investments, beginning of period	218,304	261,292	283,268	231,440
Cash, cash equivalents and short-term investments, end of period	$241,279	$283,268	$241,279	$283,268

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended			Fiscal Year Ended
(In thousands)	November 30, 2015	November 30, 2014	% Change	November 30, 2015	November 30, 2014	% Change
Segment revenue:
OpenEdge	$81,159	$84,948	(4)%	$295,934	$296,721	—%
Data Connectivity and Integration	15,257	12,551	22%	37,926	34,772	9%
Application Development and Deployment	16,302	395	4,027%	43,694	1,040	4,101%
Total revenue	112,718	97,894	15%	377,554	332,533	14%
Segment costs of revenue and operating expenses:
OpenEdge	20,556	22,041	(7)%	77,085	70,811	9%
Data Connectivity and Integration	4,256	4,395	(3)%	13,819	12,308	12%
Application Development and Deployment	9,217	3,592	157%	39,386	9,354	321%
Total costs of revenue and operating expenses	34,029	30,028	13%	130,290	92,473	41%
Segment contribution:
OpenEdge	60,603	62,907	(4)%	218,849	225,910	(3)%
Data Connectivity and Integration	11,001	8,156	35%	24,107	22,464	7%
Application Development and Deployment	7,085	(3,197)	322%	4,308	(8,314)	152%
Total contribution	78,689	67,866	16%	247,264	240,060	3%
Other unallocated expenses (1)	58,605	40,839	44%	232,510	159,320	46%
Income (loss) from operations	20,084	27,027	(26)%	14,754	80,740	(82)%
Other (expense) income, net	(1,142)	(357)	220%	(2,400)	(2,936)	(18)%
Income (loss) before provision for income taxes	18,942	26,670	(29)%	12,354	77,804	(84)%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	FY 2014
License	$41,154	$25,231	$28,722	$31,840	$44,457	$130,250	$117,801
Maintenance	51,268	49,239	52,656	55,365	60,458	217,718	202,496
Professional services	5,472	6,911	7,439	7,432	7,803	29,585	12,236
Total revenue	$97,894	$81,381	$88,817	$94,637	$112,718	$377,553	$332,533

Revenue by Region

(In thousands)	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	FY 2014
North America	$43,654	$42,125	$47,520	$49,810	$68,112	$207,567	$150,716
EMEA	35,327	27,863	31,146	30,656	34,504	124,169	131,335
Latin America	8,406	4,967	4,388	4,621	3,617	17,593	24,917
Asia Pacific	10,507	6,426	5,763	9,550	6,485	28,224	25,565
Total revenue	$97,894	$81,381	$88,817	$94,637	$112,718	$377,553	$332,533

Revenue by Segment

(In thousands)	Q4 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015	FY 2014
OpenEdge	$84,948	$69,471	$71,906	$73,398	$81,159	$295,934	$296,721
Data Connectivity and Integration	12,551	7,113	7,275	8,281	15,257	37,926	34,772
Application Development and Deployment	395	4,797	9,636	12,958	16,302	43,693	1,040
Total revenue	$97,894	$81,381	$88,817	$94,637	$112,718	$377,553	$332,533

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FOURTH QUARTER

	Three Months Ended November 30,						% Change
	2015			2014
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$112,718	$2,660	$115,378	$97,894	$—	$97,894	18%
Software licenses (1)	44,457	571	45,028	41,154	—	41,154	9%
Maintenance and services (1)	68,261	2,089	70,350	56,740	—	56,740	24%

TOTAL COSTS OF REVENUE	$15,236	$(4,180)	$11,056	$11,125	$(1,279)	$9,846	12%
Amortization of acquired intangibles	4,025	(4,025)	—	1,106	(1,106)	—
Stock-based compensation (2)	155	(155)	—	173	(173)	—

GROSS MARGIN %	86%		90%	89%		90%	—%

TOTAL OPERATING EXPENSES	$77,398	$(13,556)	$63,842	$59,742	$(9,710)	$50,032	28%
Amortization of acquired intangibles	3,186	(3,186)	—	225	(225)	—
Restructuring expenses	4,274	(4,274)	—	265	(265)	—
Acquisition-related expenses	1,059	(1,059)	—	2,714	(2,714)	—
Stock-based compensation (2)	5,037	(5,037)	—	6,506	(6,506)	—

INCOME FROM OPERATIONS	$20,084	$20,396	$40,480	$27,027	$10,989	$38,016	6%

OPERATING MARGIN	18%		35%	28%		39%	(4)%

TOTAL OTHER (EXPENSE) INCOME, NET	$(1,142)	$—	$(1,142)	$(357)	$—	$(357)	(220)%

PROVISION FOR INCOME TAXES	$28,412	$(16,342)	$12,070	$12,207	$1,383	$13,590	(11)%

NET (LOSS) INCOME	$(9,470)	$36,738	$27,268	$14,463	$9,606	$24,069	13%

DILUTED EARNINGS PER SHARE	$(0.19)	$0.72	$0.53	$0.28	$0.19	$0.47	13%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	50,435	691	51,126	51,121	—	51,121	—%
(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	155			173
Sales and marketing	477			907
Product development	1,957			1,103
General and administrative	2,603			4,496
Total	$5,192			$6,679

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - FISCAL YEAR

	Fiscal Year Ended November 30,						% Change
	2015			2014
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$377,554	$34,852	$412,406	$332,533	$—	$332,533	24%
Software licenses (1)	130,250	8,751	139,001	117,801	—	117,801	18%
Maintenance and services (1)	247,304	26,101	273,405	214,732	—	214,732	27%

TOTAL COSTS OF REVENUE	$63,742	$(17,447)	$46,295	$34,259	$(3,611)	$30,648	51%
Amortization of acquired intangibles	16,830	(16,830)	—	2,999	(2,999)	—
Stock-based compensation (2)	617	(617)	—	612	(612)	—

GROSS MARGIN %	83%		89%	90%		91%	(2)%

TOTAL OPERATING EXPENSES	$299,058	$(53,360)	$245,698	$217,534	$(33,042)	$184,492	33%
Amortization of acquired intangibles	12,745	(12,745)	—	653	(653)	—
Restructuring expenses	12,989	(12,989)	—	2,266	(2,266)	—
Acquisition-related expenses	4,239	(4,239)	—	5,862	(5,862)	—
Stock-based compensation (2)	23,387	(23,387)	—	24,261	(24,261)	—

(LOSS) INCOME FROM OPERATIONS	$14,754	$105,659	$120,413	$80,740	$36,653	$117,393	3%

OPERATING MARGIN	4%		29%	24%		35%	(6)%

TOTAL OTHER (EXPENSE) INCOME, NET (3)	$(2,400)	$266	$(2,134)	$(2,936)	$2,554	$(382)	(459)%

(BENEFIT) PROVISION FOR INCOME TAXES	$21,155	$16,574	$37,729	$28,346	$10,768	$39,114	(4)%

NET INCOME	$(8,801)	$89,351	$80,550	$49,458	$28,439	$77,897	3%

DILUTED EARNINGS PER SHARE	$(0.17)	$1.75	$1.58	$0.96	$0.55	$1.51	5%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	50,391	729	51,120	51,466	—	51,466	(1)%
(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	617			612
Sales and marketing	4,805			4,642
Product development	5,433			5,289
General and administrative	13,149			14,330
Total	$24,004			$24,873
(3) Adjustment to other income (expense), net relates to the termination of Progress' prior revolving credit facility with JPMorgan Chase Bank, N.A. and the other lenders party to the credit facility in connection with entering into the new credit facility, which was used to partially fund the acquisition of Telerik. Upon termination, the outstanding debt issuance costs related to the prior revolving credit facility were written off to other income (expense) in the GAAP statements of income.

OTHER NON-GAAP FINANCIAL MEASURES - FOURTH QUARTER

Revenue by Type

(In thousands)	Q4 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$44,457	$571	$45,028
Maintenance	60,458	2,089	62,547
Services	7,803	—	7,803
Total revenue	$112,718	$2,660	$115,378

Revenue by Region

(In thousands)	Q4 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$68,112	$2,506	$70,618
EMEA	34,504	126	34,630
Latin America	3,617	4	3,621
Asia Pacific	6,485	24	6,509
Total revenue	$112,718	$2,660	$115,378

Revenue by Segment

(In thousands)	Q4 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$81,159	$—	$81,159
Data Connectivity and Integration	$15,257	$—	$15,257
Application Development and Deployment	$16,302	$2,660	$18,962
Total revenue	$112,718	$2,660	$115,378

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	Q4 2015	Q4 2014	% Change
Cash flows from operations	$27,557	$39,225	(30)%
Purchases of property and equipment	$(1,126)	$(802)	(40)%
Capitalized software development costs	$—	$(808)	100%
Free cash flow	$26,431	$37,615	(30)%
Add back: restructuring payments	$2,246	$714	215%
Adjusted free cash flow	$28,677	$38,329	(25)%

OTHER NON-GAAP FINANCIAL MEASURES - FISCAL YEAR

Revenue by Type

(In thousands)	FY 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$130,250	$8,751	$139,001
Maintenance	217,718	26,101	243,819
Services	29,586	—	29,586
Total revenue	$377,554	$34,852	$412,406

Revenue by Region

(In thousands)	FY 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$207,566	$30,301	$237,867
EMEA	124,171	3,400	127,571
Latin America	17,594	199	17,793
Asia Pacific	28,223	952	29,175
Total revenue	$377,554	$34,852	$412,406

Revenue by Segment

(In thousands)	FY 2015	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$295,935	$—	$295,935
Data Connectivity and Integration	$37,926	$—	$37,926
Application Development and Deployment	$43,693	$34,852	$78,545
Total revenue	$377,554	$34,852	$412,406

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

Adjusted Free Cash Flow

(In thousands)	FY 2015	FY 2014	% Change
Cash flows from operations	$104,540	$107,694	(3)%
Purchases of property and equipment	$(7,184)	$(7,985)	10%
Capitalized software development costs	$(1,661)	$(3,816)	56%
Free cash flow	$95,695	$95,893	—%
Add back: restructuring payments	$6,343	$3,122	103%
Adjusted free cash flow	$102,038	$99,015	3%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited)

Fiscal Year 2016 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2015	November 30, 2016
(In millions)		Low	% Change	High	% Change
GAAP revenue	$377.6	$425.0	13%	$431.0	14%
Acquisition-related adjustments - revenue (1)	$34.8	$2.0	(94)%	$2.0	(94)%
Non-GAAP revenue	$412.4	$427.0	4%	$433.0	5%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Fiscal Year 2016 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2016
(In millions)	Low	High
GAAP income from operations	$67.2	$71.5
GAAP operating margins	16%	17%
Acquisition-related revenue	2.0	2.0
Stock-based compensation	27.0	27.0
Amortization of intangibles	28.5	28.5
Total adjustments	57.5	57.5
Non-GAAP income from operations	$124.7	$129.0
Non-GAAP operating margin	29%	30%

Fiscal Year 2016 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2016
(In millions, except per share data)	Low	High
GAAP net income	$34.8	$37.3
Adjustments (from above)	57.5	57.5
Income tax adjustment (2)	(10.1)	(10.0)
Non-GAAP net income	$82.2	$84.8

GAAP diluted earnings per share	$0.67	$0.72
Non-GAAP diluted earnings per share	$1.59	$1.65

Diluted weighted average shares outstanding	51.8	51.5

(2) Tax adjustment is based on a non-GAAP effective tax rate of approximately 33% for Low and High, calculated as follows:
Non-GAAP income from operations	$124.7	$129.0
Other (expense) income	(2.8)	(2.5)
Non-GAAP income from continuing operations before income taxes	121.9	126.5
Non-GAAP net income	82.2	84.8
Tax provision	39.7	41.7
Non-GAAP tax rate	33%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q1 2016 GUIDANCE
(Unaudited)

Q1 2016 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	February 28, 2015	February 29, 2016
(In millions)		Low	% Change	High	% Change
GAAP revenue	$81.4	$91.2	12%	$93.2	14%
Acquisition-related adjustments - revenue (1)	$14.1	$0.8	(94)%	$0.8	(94)%
Non-GAAP revenue	$95.5	$92.0	(4)%	$94.0	(2)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Q1 2016 Non-GAAP Earnings per Share Guidance
	Three Months Ending February 29, 2016
	Low	High
GAAP diluted earnings per share	$0.06	$0.08
Acquisition-related revenue	0.01	0.01
Stock-based compensation	0.13	0.13
Amortization of intangibles	0.14	0.14
Total adjustments	0.28	0.28
Income tax adjustment	$(0.07)	$(0.07)
Non-GAAP diluted earnings per share	$0.27	$0.29